Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Post Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share(1)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Stock, par value $0.01 per share(1)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Debt	Senior Debt Securities(1)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Debt	Subordinated Debt Securities(1)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants(1)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Other	Purchase Contracts(1)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Other	Units(1)(3)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A
(1)    An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.
(2)    In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.
(3)    Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.